Exhibit 8.3

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525 5500; FAX: (86 10) 8525 5511 / 8525 5522

July 3, 2014

To: iDreamSky Technology Limited

16/F, A3 Building, Kexing Science Park,

15 Keyuan Road North, Nanshan District,

Shenzhen, Guangdong, 518057,

The People’s Republic of China

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We act as the PRC counsel to iDreamSky Technology Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering by the Company (the “Offering”) of American depositary shares (“ADSs”), with each ADS representing the right to receive a certain number of Class A ordinary shares of the Company, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the ADSs on the NASDAQ Global Market or other alternative stock exchange in the U.S.

As used herein, (A) “Government Agency” means any national, provincial or local governmental or regulatory authority or agency in the PRC, or any court or arbitration tribunal in the PRC, or any body exercising any administrative, judicial, legislative, regulatory, or taxing authority or power of similar nature in the PRC; (B) “Governmental Authorization” means any approval, consent, permit, waiver, certificate, authorization, qualification, filing, registration, exemption, endorsement, or license by, from or with any Government Agency pursuant to any PRC Laws; (C) “PRC Laws” mean all applicable national, provincial and local laws, regulations, rules, orders, decrees, and supreme court’s judicial interpretations of the PRC currently in effect, explicit and publicly available as of the date of this opinion.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, provided to us by the Company and such other documents, corporate records, certificates, Governmental Authorizations and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, originals or copies of the certificates issued by the Government Agencies and officers of the Company.

HAN KUN LAW OFFICES

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that, as of the date of this opinion, so far as PRC Laws are concerned:

1.	On August 8, 2006, China Securities Regulatory Commission (the “CSRC”) and five other PRC Government Agencies jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006 (and was amended on June 22, 2009). The New M&A Rules purport, among other things, to require offshore special purpose vehicles that formed for the purpose of overseas listing of the equity interests in PRC companies via acquisition and controlled directly or indirectly by PRC companies and/or PRC individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles. However, the CSRC currently has not issued any definitive rule concerning whether offerings like the Offering contemplated by the Company and as described in the Registration Statement are subject to the New M&A Rules and Related Clarifications. Based on our understanding of the explicit provisions under the PRC Laws as of the date hereof, we believe that since Chuangmeng Wuxian (Beijing) Information & Technology Co., Ltd. was established by means of direct investment rather than by merger or acquisition by the Company of the equity interest or assets of any “domestic company” as defined under the New M&A Rule, and no explicit provision in the New M&A Rules classifies the contractual arrangements between Chuangmeng Wuxian (Beijing) Information & Technology Co. and each of Shenzhen iDreamSky Technology Co., Ltd., Shenzhen Meng Yu Technology Co., Ltd., and Beijing Chuangmeng Wuxian Technology Co., Ltd. as a type of acquisition transaction by foreign investor falling under the New M&A Rules, we are of the opinion that CSRC’s approval is not required under the New M&A Rules for this Offering. However, substantial uncertainties still exist as to how the New M&A Rules will be interpreted and implemented and this Opinion summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the New M&A Rules. Furthermore, there can be no assurance that the Government Agencies will ultimately take a view that is consistent with our opinion stated above. If it is determined that the CSRC approval is required for the Offering, the Company and its PRC affiliates may face sanctions by the CSRC or other Government Agencies for failure to seek the CSRC approval for the Offering.

2.	The statements in the Registration Statement under the captions “Risk Factors”, “Our History and Corporate Structure”, “Enforceability of Civil Liabilities”, “Regulations”, and “Taxation” in each case insofar as such statements describe or summarize PRC legal or regulatory matters referred to therein, and to the extent governed by PRC Laws, are true and accurate in all material respects, and fairly disclosed and summarize the PRC legal and regulatory matters referred to therein, and such statements do not contain untrue statements of a material fact, and do not omit to state any material fact necessary to make the statements not misleading in any material aspects.

HAN KUN LAW OFFICES

Our opinion expressed above is subject to the following qualifications:

i.	Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

ii.	The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.	Our opinion is subject to the restrictions of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) any judicial or administrative actions affecting creditors’ rights generally.

iv.	Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially misunderstanding, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, the calculation of damages, the waiver of immunity from jurisdiction of any court or from legal proceedings; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

v.	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities.

vi.	This opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement under the captions “Risk Factors”, “Enforceability of Civil Liabilities”, “Our History and Corporate Structure”, “Taxation”, “Regulations” and “Legal Matters”.

HAN KUN LAW OFFICES

This opinion is rendered at the request of and solely for the benefit of iDreamSky Technology Limited in connection with the above matters. This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressed stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

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